Exhibit 35.1

SERVICER COMPLIANCE STATEMENT

In connection with the Annual Report on Form 10-K of Santander Drive Auto Receivables Trust 2025-4 for the fiscal year ended December 31, 2025, (the “Report”), the undersigned, a duly authorized officer of Santander Bank, N.A. (the “Servicer”), does hereby certify and represent that:

1.

A review of the activities and performance of the Servicer under the Servicing Agreement, dated as of November 19, 2025, among the Servicer, Santander Consumer USA Inc., as administrator and sponsor, Santander Drive Auto Receivables Trust 2025-4 and Computershare Trust Company, National Association (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.

2.

To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

By:	/s/ Craig Shmoldas
Name:	Craig Shmoldas
Title:	Senior Vice President
Date:	March 26, 2026

By:	/s/ Jonathan Watson
Name:	Jonathan Watson
Title:	Treasurer and Executive Vice President
Date:	March 26, 2026

By:	/s/ Corey Henry
Name:	Corey Henry
Title:	Senior Vice President
Date:	March 26, 2026